SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

October 20, 2003
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Date of Report (Date of earliest event reported)

PepsiCo, Inc.
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(Exact name of registrant as specified in its charter

North Carolina
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(State or other jurisdiction of incorporation)

1-1183 (Commission File Number)	13-1584302 (IRS Employer Identification No.)

700 Anderson Hill Road, Purchase, New York 10577
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(Address of Principal Executive Offices)

Registrant's telephone number, including area code: (914) 253-2000

Item 5.	Other Events
Pursuant to Rule 3-10 of Regulation S-X under the Securities Exchange Act of 1934, as amended, we hereby incorporate by reference in this report the financial statements of Bottling Group, LLC (“Bottling Group”) for the 12 and 36 week periods ended September 6, 2003 and September 7, 2002, which are included in Bottling Group’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (“SEC”) on October 17, 2003 and any amendments to such statements filed with the SEC.

Such financial statements of Bottling Group are incorporated by reference in this report as required by the SEC as a result of the registration under the Securities Act of 1933, as amended, of our guarantee of up to $1,000,000,000 aggregate principal amount of 4 5/8% Senior Notes due November 15, 2012 of Bottling Group, LLC, which registration statement became effective on May 29, 2003.

Such financial statements were prepared by the management of Bottling Group and were subject to Bottling Group’s internal controls, including Bottling Group’s internal control over financial reporting. We did not have any responsibility for the preparation of, and have not independently reviewed, these financial statements and they were not subject to our internal controls, including our internal control over financial reporting. These financial statements should be viewed accordingly.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits.
(c) Exhibits
15	Accountants' Acknowledgment

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2003	PepsiCo, Inc.

By:	/S/ Thomas H. Tamoney, Jr.
Thomas H. Tamoney, Jr.
Vice President, and Associate General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
15	Accountants’ Acknowledgment